UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	36-3972986 (I.R.S. Employer Identification No.)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices, zip code and telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2017, Compass Minerals International, Inc. (the “Company”) announced that James D. Standen has been appointed to serve as the Company’s Chief Financial Officer. Mr. Standen will continue to serve as the Company’s principal accounting and financial officer.

Mr. Standen, age 42, had served as the Company’s Interim Chief Financial Officer, Treasurer and principal accounting and financial officer since April 25, 2017. Prior to assuming this role, Mr. Standen served as the Company’s Vice President, Finance and Treasurer since 2016, as Treasurer from 2011 to 2016 and as Assistant Treasurer from 2006 to 2011. Prior to joining the Company in 2006, Mr. Standen spent six years in various finance roles at Kansas City Southern.

In connection with Mr. Standen’s assumption of the Chief Financial Officer role on a permanent basis, his annual base salary will be increased to $400,000, retroactive to April 25, 2017. In addition, Mr. Standen’s targeted cash bonus under the Company’s management annual incentive program will be calculated at 60% of his base salary, effective as of April 25, 2017. Any bonus payments are dependent on the Company’s pre-established performance goals and personal performance objectives. Mr. Standen will also be eligible to receive equity awards as part of the Company’s long-term incentive program, which are granted in April each year, with a target equity award value of 150% of his base salary. Mr. Standen will be eligible to participate in the employee benefit plans and programs generally available to the Company’s executive officers.

Mr. Standen and the Company have also entered into the Company’s standard Change in Control Severance Agreement (filed as Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016) in connection with Mr. Standen’s appointment as Chief Financial Officer. Mr. Standen is also a party to the Company’s standard Restrictive Covenant Agreement (filed as Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016).

There is no arrangement or understanding between Mr. Standen and any other person pursuant to which Mr. Standen was appointed as Chief Financial Officer. Furthermore, there are no transactions between Mr. Standen (or any member of his immediate family) and the Company (or any of its subsidiaries) that would be required to be reported under Item 404(a) of Regulation S-K.

On August 3, 2017, the Company issued a press release announcing the appointment of Mr. Standen as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release issued by Compass Minerals International, Inc. on August 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: August 3, 2017	By:	/s/ Diana C. Toman
Name: Diana C. Toman
Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release issued by Compass Minerals International, Inc. on August 3, 2017.